Exhibit 1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), is made and entered into as of July 26, 2012, by and among Key Energy Services, Inc., a Maryland corporation (the “Company”), and the members of the MHR Group identified on Schedule A hereto from time to time (collectively, the “Investors” and each individually, an “Investor”).

WHEREAS, the Investors are significant shareholders of the Company, and the parties desire to enter into this Agreement in order to grant certain registration rights to the Investors as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties agree as follows:

1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Beneficial Ownership” (and the correlative terms “Beneficially Own” and “Beneficial Owner”) shall have the meaning as defined in Rules 13d-3 and 13d-5 under the Exchange Act.

“Board” means the board of directors of the Company (and any successor governing body of the Company or any successor of the Company).

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Stock” means the common stock, par value $0.10 per share, of the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation or other corporate reorganization).

“Company” has the meaning set forth in the preamble.

“Company Indemnified Person” has the meaning set forth in Section 8(b).

“Company Registration” means any offer, pledge, sale, contract to sell, grant of any option, right or warrant to purchase, or other transfer or disposition of, directly or indirectly, any securities (except securities that may be held by the Company for its own account under any Demand Registration or Shelf Registration Statement effected pursuant to this Agreement) that are the same as, or similar to, the Registrable Securities, or any securities convertible into, or exchangeable or exercisable for, any securities of the Company that are the same as, or similar to, the Registrable Securities (except pursuant to registrations on Form S-4 or any successor form, or otherwise in connection with the acquisition of a business or assets of a business, a merger, or an exchange offer for the securities of the issuer or another entity, or pursuant to a Company dividend reinvestment plan, or for issuances of securities pursuant to the conversion, exchange or exercise of then-outstanding convertible or exchangeable securities, options, rights or warrants, or pursuant to registrations on Form S-8 or any successor form or otherwise relating solely to securities offered pursuant to any benefit plan).

“Demand Registration” has the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect from time to time.

“Expenses” has the meaning set forth in Section 7(a).

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Indemnified Person” has the meaning set forth in Section 8(a).

“Indemnitee” has the meaning set forth in Section 8(c).

“Investor Registration Period” means, (x) in the case of any underwritten offering pursuant to a Demand Registration, the period commencing on the effective date of the Registration Statement relating to such Demand Registration and ending on the 90th day after such effective date and (y) in the case of an underwritten offering on a Shelf Registration Statement, during the period commencing on the effective date of the prospectus supplement pertaining to such underwritten offering and ending on the 90th day after such effective date.

“Investors” has the meaning set forth in the preamble.

“Loss” has the meaning set forth in Section 8(a).

“MHR Group” means Mark H. Rachesky, M.D., MHR Holdings LLC, MHR Fund Management LLC, and any affiliated investment fund of the foregoing.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means (a) any shares of Common Stock Beneficially Owned by the Investors at any time, and (b) any shares of Common Stock issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement covering such securities has been declared effective by the Commission and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) such securities are otherwise transferred and such securities may be resold without subsequent registration under the Securities Act, or (iv) such securities shall have ceased to be outstanding.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect from time to time.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Investor.

“Suspension Period” has the meaning set forth in Section 5(b).

2. Demand Registration.

(a) Commencing on the date that all Investors collectively Beneficially Own at least 13% of the issued and outstanding shares of Common Stock, and continuing until the termination of this Agreement (notwithstanding any subsequent reduction in the collective Beneficial Ownership of all Investors to less than 13%), the Investors may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-3 or any successor form thereto (a “Demand Registration”). Each request for a Demand Registration shall specify the approximate number of Registrable Securities required to be registered. The Company shall cause a Registration Statement on Form S-3 (or any successor form) to be filed within 30 days after the date on which the request for a Demand Registration is given and shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter. The Company shall not be required to effect a Demand Registration more than one time for the Investors as a group.

(b) The Company shall prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection with such Demand Registration as may be necessary to keep such Registration Statement effective until all of such Registrable Securities have been disposed of (provided, however, that the Company shall not be required to keep such Registration Statement effective for a period of more than 180 days after the date that such Registration Statement becomes effective, provided that such 180 day period shall not toll during any Suspension Period) and comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement.

(c) A registration will not count as a Demand Registration (i) unless the related Registration Statement has been declared effective and has remained effective until such time as all of such Registrable Securities covered thereby have been disposed of in accordance with the intended methods of disposition by the Investors (but in no event for a period of more than 180 days after such Registration Statement becomes effective, provided that such 180 day period shall not toll during any Suspension Period); it being understood that if, after it has become effective, an offering of Registrable Securities pursuant to a Registration Statement is terminated by any stop order, injunction, or other order of the Commission or other governmental agency or court, such registration pursuant thereto will be deemed not to have been effected and will not count as a Demand Registration for purposes of Section 2(a), or (ii) if pursuant to Section 2(f) hereof, the Investors are cut back to fewer than 75% of the Registrable Securities requested to be registered.

(d) The Company shall not be obligated to effect a Demand Registration within 90 days after the effective date of a previous Piggyback Registration in which holders of Registrable Securities were permitted to register, and actually sold, at least 50% of the Registrable Securities requested to be included therein.

(e) If the holders of the Registrable Securities requesting a Demand Registration elect to distribute the Registrable Securities covered by their request in an underwritten offering, they shall so advise the Company as a part of their request made pursuant to Section 2(a). The holders of a majority of the Registrable Securities requesting the Demand Registration shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering; provided, that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed.

(f) The Company shall not include in the Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration. If a Demand Registration involves an underwritten offering and the managing underwriter of the requested Demand Registration advises the Company and the holders of Registrable Securities in writing that in its opinion the number of shares of Common Stock proposed to be included in the Demand Registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, would adversely affect the price per share of the Registrable Securities proposed to be sold in such underwritten offering, then the Company will be obligated to include in such registration only that number of shares of Common Stock which, in the judgment of the managing underwriter, would not adversely affect the price per share of the Common Stock to be sold in such offering. In the case of any such reduction in the number of shares of Common Stock proposed to be included in any such registration, the shares of Common Stock to be included in such registration shall be allocated as follows: (i) first, the number of shares of Common Stock that the holders of Registrable Securities propose to sell, and (ii) second, the number of shares of Common Stock proposed to be included therein by any other Persons (including shares of Common Stock to be sold for the account of the Company and/or other holders of Common Stock) allocated among such Persons in such manner as they may agree. If the managing underwriter determines that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder or in such other manner as they may otherwise agree.

(g) The Investors shall have the right to cancel a proposed Demand Registration of Registrable Securities pursuant to this Section 2:

(i) when the request for cancellation is based upon material adverse information relating to the Company that is different from the information known to any member of the MHR Group at the time of the request pursuant to Section 2(a), or

(ii) if the Company effects a Company Registration during the Investor Registration Period relating to such proposed Demand Registration.

Any cancellation of a registration pursuant to this Section 2(g) shall not be counted as a Demand Registration.

3. Piggyback Registration.

(a) Whenever the Company proposes to register any shares of its Common Stock under the Securities Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a Registration Statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Registrable Securities for sale to the public), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement to be used in connection with such registration may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than 14 days prior to the filing of such Registration Statement) to the Investors (which notice shall describe in reasonable detail the proposed offering (including the number and class of securities proposed to be offered, the proposed date of filing of such Registration Statement, any proposed means of distribution of such securities, any proposed managing underwriter of such securities and, if applicable, a good faith estimate by the Company of the proposed maximum offering price of such securities as such price is proposed to appear on the facing page of such Registration Statement)) of its intention to effect such a registration and, subject to Section 3(b) and Section 3(c), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the Investors within 7 days after the Company’s notice has been given to each such Investor. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion. In such event, the Company shall so notify each Investor that had notified the Company in accordance with this Section 3(a) of its intention to participate in such offering. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 2 of this Agreement.

(b) If a Piggyback Registration is initiated as an underwritten primary offering on behalf of the Company, and the managing underwriter advises the Company and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration) in writing that in its opinion, the number of shares of Common Stock proposed to be included in any such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, would adversely affect the price per share of the Common Stock to be sold in such offering, then the Company will be obligated to include in such registration only that number of shares of Common Stock which, in the judgment of the managing underwriter, would not adversely affect the price per share of the Common Stock to be sold in such offering. In the case of any such reduction in the number of shares of Common Stock proposed to be included in any such registration, the shares of Common Stock to be included in such registration shall be allocated as follows: (i) first, the number of shares of Common Stock that the Company proposes to sell; (ii) second, the number of shares of Common Stock requested to be included therein by holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree; and (iii) third, the number of shares of Common Stock requested to be included therein by holders of Common Stock (other than holders of Registrable Securities), allocated among such holders in such manner as they may agree.

(c) If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Common Stock other than Registrable Securities, and the managing underwriter advises the Company in writing that in its opinion, the number of shares of Common Stock proposed to be included in any such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, would adversely affect the price per share of the Common Stock to be sold in such offering, then the Company will be obligated to include in such registration only that number of shares of Common Stock which, in the judgment of the managing underwriter, would not adversely affect the price per share of the Common Stock to be sold in such offering. In the case of any such reduction in the number of shares of Common Stock proposed to be included in any such registration, the shares of Common Stock to be included in such registration shall be allocated as follows: (i) first, the number of shares of Common Stock requested to be included therein by the holder(s) requesting such registration and by the holders of Registrable Securities, allocated pro rata among such holders on the basis of the number of shares of Common Stock (on a fully diluted, as-converted basis) and the number of Registrable Securities, as applicable, owned by all such holders or in such manner as they may otherwise agree; and (ii) second, the number of shares of Common Stock requested to be included therein by other holders of Common Stock, allocated among such holders in such manner as they may agree.

(d) If any Piggyback Registration is initiated as a underwritten primary offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

(e) Each Investor shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement or prospectus supplement pursuant to this Section 3 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the execution of the underwriting agreement with respect to such offering and (ii) such withdrawal shall be irrevocable.

4. Shelf Registration.

(a) Within 30 days following the request of any Investor (a “Shelf Request”), the Company shall file with the Commission a shelf registration statement (a “Shelf Registration Statement”), relating to the offer and sale of all Registrable Securities then Beneficially Owned by any of the Investors to the public, from time to time, on a delayed or continuous basis. A registration effected pursuant to this Section 4 shall not be considered a Demand Registration for purposes of Section 2 of this Agreement.

(b) The right of any Investor to make a Shelf Request pursuant to Section 4(a) shall commence on the date that all Investors collectively Beneficially Own at least 13% of the issued and outstanding shares of Common Stock and shall continue until the termination of this Agreement (notwithstanding any subsequent reduction in the collective Beneficial Ownership of all Investors to less than 13%).

(c) The Company shall (i) cause the Shelf Registration Statement to include a resale prospectus intended to permit each Investor to sell, at such holder’s election, all or part of the Registrable Securities held by such holder without restriction, (ii) use its reasonable best efforts to prepare and file with the Commission such supplements, amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement continuously effective (subject to any Suspension Period(s)) for so long as the securities registered thereunder constitute Registrable Securities and (iii) use its reasonable best efforts to cause the resale prospectus to be supplemented by any required prospectus supplement (subject to any Suspension Period(s)). In connection with the foregoing, within 30 days following the request of any Investor, the Company shall file with the Commission such supplements, amendments and post-effective amendments to the Shelf Registration Statement as is necessary to include any additional shares of Registrable Securities then held by the Investors which are not then included in the Shelf Registration Statement.

(d) Subject to Section 4(e), if, at any time and from time to time, the Investors elect to distribute the Registrable Securities registered on a Shelf Registration Statement in an underwritten offering, they shall so advise the Company and the terms of this Section 4 shall otherwise apply with respect to such underwritten offering on such Shelf Registration Statement. Upon such election, the holders of a majority of the Registrable Securities shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such underwritten offering; provided, that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed. With respect to any such underwritten offering of Registrable Securities on a Shelf Registration Statement, such Shelf Registration Statement shall not include any securities other than Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration.

(e) Notwithstanding Sections 4(a), (b) and (d), subject to the Company’s compliance with its obligations under Section 3 hereof, the Company will not be obligated to take any action (including, for the avoidance of doubt, filing a Shelf Registration Statement or any amendment thereto) to effect any underwritten offering on a Shelf Registration Statement during the period commencing with the Company’s issuance of a notice of a proposed registration of an underwritten primary offering of equity securities (or the filing of a prospectus supplement to a shelf registration statement for an underwritten primary offering of equity securities) of the Company (except pursuant to registrations on Form S-4 or any successor form, or on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan) to the holders of Registration Securities pursuant to Section 3(a), continuing while the Company uses reasonable best efforts to pursue such registered underwritten offering, and ending upon the earliest to occur of: (i) 45 days immediately following the Company’s issuance of the notice of such proposed registered underwritten offering pursuant to Section 3(a) hereof, unless, within such 45-day period, the Company shall have filed the registration statement or prospectus supplement for such proposed underwritten offering, or shall have issued a press release disclosing such proposed underwritten offering pursuant to Rule 135 (or its successor) promulgated under the Securities Act; (ii) the abandonment, cessation or withdrawal of such proposed registered underwritten offering; or (iii) 90 days immediately following the effective date of the registration statement or amendment to such registration statement pertaining to such underwritten offering or, if applicable, 90 days immediately following the date of the final prospectus supplement to a shelf registration statement pertaining to such underwritten offering.

(f) The Investors shall have the right to cancel a proposed underwritten offering on a Shelf Registration Statement pursuant to this Section 4 if the Company effects a Company Registration during the Investor Registration Period relating to such underwritten offering on a Shelf Registration Statement.

5. Lock-up Agreement; Suspension Periods.

(a) Each Investor agrees that in connection with any underwritten public offering of the Company’s Common Stock or other equity securities for its own account, and upon the request of the managing underwriter in such underwritten offering, it will enter into a customary lock-up agreement with the managing underwriter, containing terms reasonably acceptable to such managing underwriter, covering the period commencing on the effective date of any registration statement or amendment to registration statement pertaining to such underwritten offering or, if applicable, the date of the final prospectus supplement to a shelf registration statement pertaining to such underwritten offering, and ending on the 90th day after such effective date or final prospectus supplement date (or such shorter period as shall have been agreed to by the Company’s executive officers and directors in their respective lock-up agreements); provided, however, that the obligations of each Investor under this Section 5(a)

shall apply only if: (i) such Investor has the right (whether or not exercised by the Investor) to include Registrable Securities in such underwritten offering in accordance with and subject to the provisions of Section 3 hereof; (ii) each of the Company’s executive officers and directors enter into lock-up agreements with such managing underwriter, which agreements shall not contain terms more favorable to such executive officers or directors than those contained in the lock-up agreement entered into by such Investor; and (iii) the aggregate restriction periods in such Investor’s lock-up agreements entered into pursuant to this Section 5(a) shall not exceed an aggregate of 180 days during any 365-day period. The foregoing provisions of this Section 5(a) shall not apply to sales of Registrable Securities to be included in such offering pursuant to Section 2(a) or Section 3(a). Notwithstanding anything to the contrary contained in this Section 5(a), each Investor shall be released, pro rata, from any lock-up agreement entered into pursuant to this Section 5(a) in the event and to the extent that the managing underwriter or the Company permits any waiver or termination of the restrictions of any lock-up agreement pertaining to any executive officer or director of the Company.

(b) The Company may postpone the filing or effectiveness of any registration requested pursuant to this Agreement (including any post-effective amendments to the Shelf Registration Statement), or otherwise suspend the Demand Registration rights of the Investors and/or require the Investors to suspend use of any resale prospectus included in a Shelf Registration Statement for any period of time determined by the Company (such period, a “Suspension Period”) if the Company’s Board determines in its reasonable good faith judgment that such Demand Registration would (i) materially interfere with a significant acquisition, corporate organization or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act. The Company shall not be entitled to more than six Suspension Periods, which Suspension Periods shall have durations of not more than 30 days each, during any consecutive 12 month period; provided that such Suspension Periods may run consecutively.

6. Registration Procedures. If and whenever the holders of Registrable Securities request that any Registrable Securities be registered pursuant to the provisions of this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as reasonably practicable:

(a) within a reasonable time before filing such Registration Statement, Prospectus or amendments or supplements thereto, furnish to one counsel selected by holders of a majority of such Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel, and make all changes thereto as such counsel may request in writing to the extent such changes are required, in the reasonable judgment of the Company’s counsel, by the Securities Act;

(b) cause any such Registration Statement, Prospectus or amendments or supplements thereto, as of the effective date of such Registration Statement, Prospectus, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein (in the case of a Registration Statement, Prospectus, amendment or supplement) or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(c) notify each selling holder of Registrable Securities, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(d) furnish to each selling holder of Registrable Securities such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(e) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any selling holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 6(e);

(f) notify each selling holder of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such holder, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(g) in connection with an underwritten offering, make available for inspection by any selling holder of Registrable Securities, the underwriters participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement;

(h) provide and cause to be maintained a transfer agent and registrar (which may be the same entity) for all such Registrable Securities from and after a date not later than the effective date of such registration;

(i) use its reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed;

(j) in connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the holders of such Registrable Securities or the managing underwriter of such offering reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making appropriate officers of the Company available to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities);

(k) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its stockholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act; and

(l) in connection with an underwritten offering, furnish to each selling holder of Registrable Securities and each underwriter with (i) a legal opinion of the Company’s outside counsel, dated the date of the closing under the underwriting agreement, in form and substance as is customarily given in opinions of the Company’s counsel to underwriters in underwritten public offerings; and (ii) a “comfort” letter signed by the Company’s independent certified public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten public offerings;

(m) notify the holders of Registrable Securities promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(n) advise the holders of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

(o) otherwise use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

7. Expenses.

(a) Except as set forth in Section 7(c) below, the following documented actual out-of-pocket fees and expenses incurred by the Company that directly and solely resulted from the inclusion of any Investor’s Registrable Securities pursuant to any Demand Registration or Shelf Registration Statement shall be paid by or on behalf of the Investors: (i) fees and expenses of not more than one outside securities counsel to the Company (including fees and expenses of compliance with state securities or “blue sky” laws) and not more than one local counsel in Maryland, the Company’s state of incorporation, (ii) fees and expenses of not more than one independent certified public accountant retained by the Company (including the expenses of any comfort letters required to be delivered by such independent certified public accountant), (iii) printing expenses, (iv) registration and filing fees, and (v) underwriting expenses (collectively, “Expenses”). Pursuant to the foregoing, the Investors shall only be obligated to pay that portion of the Expenses directly and solely resulting from the inclusion of the Registrable Securities in such Demand Registration or Shelf Registration Statement, but not any other direct or indirect Expenses incurred in connection with or related to such Demand Registration or Shelf Registration Statement, including any direct or indirect Expenses incurred by the Company (a) in connection with the registration of any securities other than Registrable Securities in such Demand Registration or Shelf Registration Statement, (b) resulting from any actual or alleged misstatement or actual or alleged omission in such Registration Statement (not including any misstatements or omissions made in reliance upon and in conformity with written information furnished to the Company by any Investor specifically for inclusion therein) and (c) resulting from the review by the Commission of any portion of any applicable Registration Statement that is not directly and solely related to the Investors or the Registrable Securities. Except as set forth in Section 7(c) below, in addition, in the event that any Investor’s Registrable Securities are included in a Piggyback Registration in accordance with the provisions of Section 3 hereof, the Investor shall be obligated to pay only those Expenses incurred by the Company that directly and solely resulted from the inclusion of the Registrable Securities in such Piggyback Registration, but not any other direct or indirect Expenses incurred in connection with or related to such Piggyback Registration, including any direct or indirect Expenses incurred by the Company (a) in connection with the registration of any securities other than Registrable Securities in such Piggyback Registration, (b) resulting from any actual or alleged misstatement or actual or alleged omission in such Piggyback Registration (not including any misstatements or omissions made in reliance upon and in conformity with written information furnished to the Company by any Investor specifically for inclusion therein) or (c) resulting from the review by the Commission of any portion of any applicable Registration Statement that is not directly and solely related to the Investors or the Registrable Securities.

(b) All Selling Expenses relating to Registrable Securities registered pursuant to this Agreement shall be borne and paid by the Investors.

(c) Notwithstanding anything to the contrary in Sections 7(a) or (b) above:

(i) For the avoidance of doubt, any and all Expenses incurred (including any and all Expenses incurred resulting from the review by the Commission) in connection with any filing made by the Company that is incorporated by reference into a Registration Statement which includes Registrable Securities shall not be payable by the Investors.

(ii) In the event that the Investors cancel a proposed Demand Registration of Registrable Securities pursuant to Section 2(g)(i), the Company, on the one hand, and the Investors, on the other hand, shall each be obligated to pay fifty percent (50%) of the Expenses that would otherwise be payable by the Investors pursuant to Section 7(a) hereof.

(iii) If the Company effects a Company Registration during any Investor Registration Period, and the Investors either (a) cancel such proposed underwritten offering in connection with such Demand Registration pursuant to Section 2(g)(ii) or Shelf Registration Statement pursuant to Section 4(f), or (b) are unable to sell at least 75% of the Registrable Securities requested to be registered in such underwritten offering pursuant to such Demand Registration or Shelf Registration Statement, the Company shall be obligated to pay all of the Expenses in connection with such Demand Registration or Shelf Registration Statement that would otherwise have been payable by the Investors pursuant to Section 7(a) hereof.

(d) Upon the written request by any Investor, the Company shall provide to such Investor, as soon as reasonably practicable, a written estimate of the Expenses expected to be incurred in connection with any registration in which Registrable Securities will be included; provided that such estimate shall in no way limit the actual amount of Expenses that may be incurred by the Company or that shall be paid by or on behalf of the Investors pursuant to this Section 7.

8. Indemnification.

(a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Investor and each Person who directly or indirectly controls such Investor, and any of their respective present and former officers, directors, shareholders, partners (limited or general), members, managers, investment advisors, investment managers, agents, successors and assigns, and any employee of any of the foregoing Persons (each such Person being referred to herein as an “Indemnified Person”), against all losses, claims, actions, damages, liabilities and expenses, joint or several (each a “Loss” and collectively, “Losses”), to which any such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon (A) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto in which such Registrable Securities were included for registration under the Securities Act, (B) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (C) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and shall reimburse such Indemnified Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such Loss as such expenses are incurred, except (i) to the extent that any such Loss directly arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, Prospectus, free-writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendments or supplements thereto, in reliance upon and in conformity with written information furnished to the Company by the Investor specifically for inclusion, respectively, in such Registration Statement, Prospectus, free-writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendments or supplements thereto or (ii) to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary Prospectus and corrected in a final, amended or supplemented Prospectus provided by the Company to such Investor prior to the time of the sale (which shall be the time of confirmation, if applicable) of the Registrable Securities to the Person asserting any such Loss, and such Investor failed to deliver a copy of the final, amended or supplemented Prospectus at or prior to the time of such sale (which shall be the time of confirmation, if applicable) in any case in which such delivery was required by the Securities Act.

(b) In connection with any registration in which an Investor is participating pursuant to this Agreement, each such Investor shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the same extent and in the same manner as set forth in Section 8(a), shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Company Indemnified Person”) against any Losses to which such Company Indemnified Person may become subject under the Securities Act or otherwise, to the extent such Losses directly arise out of or are based upon (A) any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto in which Registrable Securities were included for registration, or (B) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such

Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Investor, specifically for inclusion, respectively, in such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto; provided, that the obligation to indemnify shall be several, not joint and several, for each Investor and shall be limited to the net proceeds (after underwriting fees, commissions or discounts) actually received by such Investor from the sale of such Investor’s Registrable Securities pursuant to such Registration Statement.

(c) Promptly after receipt by a party entitled to indemnification pursuant to Section 8(a) or Section 8(b) hereof (an “Indemnitee”) of notice of the commencement of any action involving a claim referred to in this Section 8, such Indemnitee shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any Indemnitee to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such Indemnitee hereunder. In case any such action is brought against an Indemnitee, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnitee, and after written notice from the indemnifying party to such Indemnitee of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, that if (i) any Indemnitee shall have reasonably concluded that there may be one or more legal or equitable defenses available to such Indemnitee which are additional to, conflict with or are different from those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any Indemnitee or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such Indemnitee without such Indemnitee’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such Indemnitee and any Person controlling such Indemnitee for that portion of the fees and expenses of any counsel retained by the Indemnitee which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any Indemnitee a conflict of interest may exist between such Indemnitee and any other such Indemnitee with respect to such claim. In such instance, the conflicting Indemnitees shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party. Anything in this Section 8(c) to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action effected without its prior written consent (which consent shall not unreasonably be withheld or delayed), but if settled with the prior written consent of the indemnifying party, or if there shall be a final judgment adverse to the Indemnitee, the indemnifying party agrees to indemnify the Indemnitee from and against any Loss by reason of such settlement or judgment. No indemnifying party shall, without the prior consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement or compromise, with respect to any pending or threatened action or claim in respect of which the Indemnitee would be entitled to indemnification or contribution hereunder (whether or not the Indemnitee is an actual party to such action or claim), which (i) does not include as a term thereof the unconditional release of the Indemnitee from all liability in respect of such action or claim or (ii) includes an admission of fault, culpability or a failure to act by or on behalf of the Indemnitee.

(d) If the indemnification provided for hereunder is unavailable or insufficient to hold harmless an Indemnitee with respect to any Loss, then the indemnifying party, in lieu of indemnifying such Indemnitee hereunder, shall contribute to the amounts paid or payable by such Indemnitee as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the Indemnitee on the other in connection with the statements or omissions which resulted in such Loss as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each Investor, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such Investor from the sale of such Investor’s Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or mitigate the damage in respect of or prevent such statement or omission giving rise to such indemnification obligation. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any Person who is not guilty or liable of such fraudulent misrepresentation.

(e) The remedies provided in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to an Indemnitee at law or in equity.

9. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, that no Investor included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder, such holder’s ownership of its shares of Common Stock to be sold in the offering and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company with respect thereto, except as otherwise provided in Section 8.

10. Rule 144 Compliance. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 (or any successor form), the Company shall: make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the Registration Date; use reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after the Company has become subject to such reporting requirements; and furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may reasonably request in connection with the sale of Registrable Securities without registration.

11. Preservation of Rights. The Company shall not enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the holders of Registrable Securities in this Agreement.

12. Termination. This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding; provided, that the provisions of Section 7 and Section 8 shall survive any such termination.

13. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13).

If to the Company:	Key Energy Services, Inc. 1301 McKinney Street, Suite 1800 Houston, Texas 77010 Facsimile: (713) 651-4559 E-mail: kfrye@keyenergy.com Attention: Kimberly Frye

with a copy to:	Bracewell & Giuliani LLP 711 Louisiana St., Ste. 2300 Houston, Texas 77002 Facsimile: (713) 221-2113 E-mail: Michael.telle@bgllp.com Attention: Michael Telle

If to any Investor:	MHR Fund Management LLC 40 West 57th Street New York, NY 10019 Facsimile: (212) 269356 E-mail: jyeung@mhrfund.com Attention: Janet Yeung

with a copy to:	O’Melveny & Myers LLP Times Square Tower 7 Times Square New York, New York 10036 Facsimile: (212) 326-2061 E-mail: dschultz@omm.com Attention: David Schultz

14. Additional Holders. Any member of the MHR Group that holds Registrable Securities (whether by transfer from another member of the MHR Group, acquisitions from third parties or the Company or otherwise) that desires to become party to this Agreement as an Investor shall provide written notice to the Company setting forth its address and the number of Registrable Securities held by such Person and agreeing to be bound by the terms hereof, and upon receipt of such notice the Company shall promptly amend Schedule A attached hereto to reflect such Person, its address and the number of Registrable Securities held thereby without any further action or consent required from the parties to this Agreement. From time to time, each Investor shall provide written notice to the Company of any increase or decrease in the number of Registrable Securities held by such Investor, and upon receipt of any such notice, the Company shall promptly amend Schedule A attached hereto to reflect such increase or decrease in the number of Registrable Securities held by such Investor without any further action or consent required from the parties to this Agreement; provided that if any such Investor discloses such increase or decrease in the number of Registrable Securities held by such Investor in any filing made pursuant to Section 13 or 16 of the Exchange Act, such Investor shall be deemed to have provided notice to the Company as provided in this sentence.

15. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

16. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except for assignments to any member of the MHR Group (provided that such member of the MHR Group agrees in writing to be bound by the terms of this Agreement, whereupon such member of the MHR Group shall be deemed to be an Investor for all purposes of this Agreement), no Investor may assign its rights hereunder to any purchaser or transferee of Registrable Securities without the prior written consent of the Company.

17. No Third-Party Beneficiaries. Except for any Indemnitee as set forth in Section 8 hereof, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

18. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

19. Amendment, Modification and Waiver. Except as otherwise provided herein, the provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and the holders of a majority of the Registrable Securities. No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

20. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

21. Remedies. Each Investor, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

22. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

23. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 23.

24. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

KEY ENERGY SERVICES, INC.

By:	/s/ Kimberly Frye
	Name:	Kimberly Frye
	Title:	Senior Vice President

MHR INSTITUTIONAL PARTNERS II LP
By:	MHR Institutional Advisors II LLC
Its:	General Partner

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

MHR INSTITUTIONAL PARTNERS IIA LP
By:	MHR Institutional Advisors II LLC
Its:	General Partner

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

MHR INSTITUTIONAL PARTNERS III LP
By:	MHR Institutional Advisors III LLC
Its:	General Partner

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory